UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

November 9, 2020

Date of Report (Date of Earliest event reported)

Crucial Innovations Corp.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-229638	98-1446012
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Suite 500S, Las Vegas, NV 89169
(Address of principal executive offices)

Registrant’s telephone number, including area code: (702) 533-8372

Xibahe Beili 25, Beijing, China, 100096

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 3.02. Unregistered Sales of Equity Securities

On November 9, 2020, Crucial Innovations Corp. (the “Company”) issued an aggregate of 30,000,000 shares of Company Common Stock, $0.0001 par value per share, pursuant to conversions of debt by two entities (collectively, the “Securities”, as follows: (i) First Choice Marketing Group, LLC converted $35,000 of debt into 20,000,000 shares, which represent 61.70% of all issued and outstanding shares of Company Common Stock, and (ii) The Consulting Agency, LLC converted $16,003 of debt into 10,000,000 shares, which represents 30.85% of all issued and outstanding shares of Company Common Stock. The Securities were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and are considered “restricted securities” as that term is defined in Rule 144 promulgated under the Securities Act. Each of the certificates representing the Securities bears a restrictive legend.

Item 5.01. Changes in Control of Registrant.

Reference is made to Item 3.02, above.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2020, Reimis Kosins, our President, Secretary, Treasurer, Principal Executive Officer, Principal Accounting Officer, and Sole Director submitted his resignation to the Company’s Board of Directors, with his resignation to be effective upon the consummation of the transactions contemplated by that certain Stock Purchase Agreement dated October 30, 2020 (the “Stock Purchase Agreement”) whereby Mr. Kosins agreed to sell his 1,500,000 restricted shares of Common Stock, which, at the time, represented the voting control block, but at the time of consummation of the transaction no longer represented the voting control block (references is made to Item 3.02, above). Mr. Kosins’ decision to resign from his positions on the Board of Directors and as an officer are not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On October 30, 2020, the Company’s Board of Directors accepted the resignation of Reimis Kosins as President, Secretary, Treasurer, Principal Executive Officer, Principal Accounting Officer, and Sole Director and appointed Laura De Leon Castro as President, Secretary, Treasurer, Principal Executive Officer, Principal Accounting Officer, and Sole Director. The effectiveness of Ms. De Leon Castro’s appointment being contingent upon the consummation of the transactions contemplated by the Stock Purchase Agreement.

On November 9, 2020, the Company was advised that the transactions contemplated by the Stock Purchase had been consummated and the resignation of Mr. Kosins and appointment of Ms. De Leon Castro became effective.

Laura De Leon Castro, age 46, was born and raised in the City of Monterrey, Mexico. She is a graduate of the law School of the University of Monterrey. Following her graduation in 1996, she was employed as attorney with a law firm in Monterrey, Mexico from 1997 to 2000. Thereafter, she served as the Assistant to the Chief Executive Officer of Gatorade Mexico from 2001 to 2003. During that period, she also became a certified Emergency Medical Technician. Following a move to Spain in 2003, she has served as a volunteer Emergency Medical Technician. The Company believes that Ms. De Leon Castro’s educational backgrounds and business and operational experiences give her the qualifications and skills to serve as a Director and in her respective officer positions. Ms. De Leon Castro has not been involved in a transaction with related persons, promoters or control persons during the Company’s preceding fiscal year. No compensation arrangements have been made, as yet, with Ms. De Leon Castro.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

CRUCIAL INNOVATIONS CORP.

Date: November 16, 2020	By:	/s/ Laura De Leon Castro
	Name:	Laura De Leon Castro
	Title:	President

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